COMMON STOCK REPURCHASE AGREEMENT

THIS COMMON STOCK REPURCHASE AGREEMENT (the "Agreement") is entered into as of __________, 2018, by and between Vet Online Supply, Inc., a Florida corporation (the "Company"), and _________ (the "Stockholder").

RECITALS

WHEREAS, the Stockholder is the holder of ___________ shares of the Company's common stock (the "Common Stock"); and

WHEREAS, the Stockholder desires to sell, and the Company desires to repurchase, up to 200,000,000 (Two Hundred Million) shares total of Common Stock (the "Shares") on the terms and subject to the conditions set forth in this Agreement (the "Repurchase").

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

AGREEMENT

SECTION 1.  REPURCHASE OF SHARES.

1.1  Repurchase.  After the Ending and at the time of Closing (as defined below), the Company hereby agrees to repurchase from the Stockholder, and the Stockholder hereby agrees to sell, assign and transfer to the Company, all of the Stockholder's right, title and interest in and to the Shares at the per Share price of $0.01, for an aggregate repurchase price of $                (the "Repurchase Amount").  Upon the execution of this Agreement, the Stockholder shall execute an Assignment Separate from Certificate, in the form attached hereto as Exhibit A (the "Stock Assignment"), and at or before the Ending shall deliver to Company the Stock Assignment and the stock certificate representing the Shares (or an affidavit of lost certificate in lieu of the stock certificate representing the Shares).  Upon Closing of this Agreement, the Company shall cancel such stock certificate and shall issue a new stock certificate to the Stockholder representing the balance of the Stockholder's unpurchased shares tendered at or before the Ending, if any.  The Repurchase Amount shall be paid upon Closing by cash, check or wire transfer of immediately available funds to an account or accounts to be designated by the Stockholder.

1.2  Ending and Closing.  The Ending of the Offer to Repurchase (the "Ending") shall be on the date that is 6 months from the beginning of the Offer to Repurchase, which was March 19, 2018, or on September 18, 2018.  After the Ending, Stockholders may no longer accept the Offer to Repurchase of Company.  The Closing of the Offer to Repurchase, at which time the Repurchase Amount will be transferred to all offering shareholders within the terms of this Offer to Repurchase, shall take place on the date that is 6 months from the date of the Ending, which shall be on March 18, 2019, at the offices of the Company, 6500 Live Oak Drive Kelseyville, CA 95451.  Therefore, Stockholders must decide whether to accept this Offer to Repurchase by or before the Ending, and Stockholders that accept this Offer to Repurchase by the Ending will be paid for their Shares on the Closing date.

1.3  Termination of Rights as the Stockholder.  Upon payment at Closing of the Repurchase Amount, the Shares shall cease to be outstanding for any and all purposes, and the Stockholder shall no longer have any rights as a holder of the Shares, including any rights that the Stockholder may have had under the Company's Certificate of Incorporation or otherwise.  Until that date, Stockholders shall retain all rights of shareholders of the Company, even though those Shares submitted in response to this offer and accepted at the Ending by the Company will be in escrow with the Company until the Closing.  However, if the Offer is oversubscribed, at the Ending the Company will make prorata determinations so that all Stockholders will be treated equally as to the amount of Shares to be repurchased by the Company proportionate to the total number of Shares actually tendered in the Offer by each Stockholder.

1.4  Withholding Rights. The Company shall be entitled to deduct and withhold from the Repurchase Amount such amounts as it may be required to deduct and withhold with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended, or any provision of foreign, state or local tax law.  To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder.

SECTION 2.  REPRESENTATIONS AND WARRANTIES.
In connection with the transactions provided for hereby, the Stockholder represents and warrants to the Company as follows:

2.1  Ownership of Shares.  Stockholder has good and marketable right, title and interest (legal and beneficial) in and to all of the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.  Upon paying for the Shares in accordance with this Agreement, the Company will acquire good and marketable title to the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.

2.2  Authorization.  The Stockholder has all necessary power and authority to execute, deliver and perform the Stockholder's obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Shares being offered and sold hereunder, and this Agreement constitutes a valid and binding obligation of the Stockholder.

2.3  No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Stockholder of, or constitute a default by the Stockholder under, any agreement, instrument, decree, judgment or order to which the Stockholder is a party or by which the Stockholder may be bound.

2.4  Experience and Evaluation.  By reason of the Stockholder's business or financial experience or the business or financial experience of the Stockholder's professional advisers who are unaffiliated with the Company and who are not compensated by the Company, the Stockholder has the capacity to protect the Stockholder's own interests in connection with the sale of the Shares to the Company.  The Stockholder is capable of evaluating the potential risks and benefits of the sale hereunder of the Shares.

2.5  Access to Information.  The Stockholder has received all of the information that the Stockholder considers necessary or appropriate for deciding whether to sell the Shares hereunder and perform the other transactions contemplated hereby.  The Stockholder further represents that the Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to seek from the Company such additional information as the Stockholder has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to the Stockholder by or on behalf of the Company.

2.6  No Future Participation.  The Stockholder acknowledges that the Stockholder will have no future participation in any Company gains, losses, profits or distributions with respect to the Shares.  If the Shares increase in value by any means, or if the Company's equity becomes freely tradable and increases in value, the Stockholder acknowledges that the Stockholder is voluntarily forfeiting any opportunity to share in any resulting increase in value from the Shares.

2.7  Tax Matters.  The Stockholder has had an opportunity to review with the Stockholder's tax advisers the federal, state, local and foreign tax consequences of the Repurchase and the transactions contemplated by this Agreement.  The Stockholder is relying solely on such advisers and not on any statements or representations of the Company or any of its agents.  The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder's tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

SECTION 3.  SUCCESSORS AND ASSIGNS.
Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

SECTION 4.  GOVERNING LAW.
This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

SECTION 5.  ENTIRE AGREEMENT.
This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

SECTION 6.  AMENDMENTS AND WAIVERS.
Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Stockholder and the Company.

SECTION 7.  FURTHER ACTION.
Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

SECTION 8.  SURVIVAL.
The representations and warranties herein shall survive the Closing.

SECTION 9.  SEVERABILITY.
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 10.  NOTICES.
All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 10).

SECTION 11.  COUNTERPARTS.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

COMPANY:

Vet Online Supply Inc.

By:
Name
Title

STOCKHOLDER:

name

Address

 Exhibit A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the Stockholder hereby sells, assigns and transfers unto Vet Online Supply, Inc. (the "Company")           shares of the Company's common stock standing in the Stockholder's name on the books of the Company at V Stock Transfer LLC (the "Agency") and represented by Certificate Number              herewith and does hereby irrevocably constitute and appoint the Agency as the Stockholder's attorney-in-fact, to transfer such stock on the books of the Company with full power of substitution in the premises.  It is understood that Shares tendered by Stockholder will be designated for acceptance or not by Company by the Ending date.  After the Ending, the Shares submitted hereby will be held by the Agent pending Closing.

Dated: _________________

STOCKHOLDER

This Assignment Separate from Certificate was executed pursuant to the terms of that certain Stock Repurchase Agreement by and between the Company and the Stockholder.